Exhibit 10.36

RESTRICTED STOCK UNIT AWARD AGREEMENT
THIS RESTRICTED STOCK UNIT AWARD AGREEMENT (together with the Grant Notice (as defined below), this “Agreement”) is entered into as of the Grant Date (as defined below), by and between Participant (as defined below) and Civitas Resources, Inc., a Delaware corporation (the “Company”).
WHEREAS, the Company maintains the Civitas Resources, Inc. 2024 Long Term Incentive Plan (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Plan”), which is incorporated into and forms a part of this Agreement, and Participant has been selected by the Board or the Compensation Committee of the Board or any authorized delegate to receive an Award of Restricted Stock Units (“RSUs” and such award, the “Award”) under the Plan and as set forth in this Agreement.
NOW, THEREFORE, IT IS AGREED, by and between the Company and Participant, as follows:
1.Definitions. The following terms used in this Agreement shall have the meanings set forth in this Section 1:
a)“Cause” has the meaning set forth in the CIC Severance Plan.
b)“CIC Effective Date” has the meaning set forth in the CIC Severance Plan.
c)“CIC Severance Plan” means the Civitas Resources, Inc. Eighth Amended and Restated Executive Change in Control and Severance Plan, as the same may be amended, amended and restated, supplemented or otherwise modified from time to time.
d)“Date of Termination” has the meaning set forth in the CIC Severance Plan.
e)“Designated Beneficiary” means the beneficiary or beneficiaries designated by Participant in a writing filed with the Company.
f)“Disability” has the meaning set forth in the CIC Severance Plan.
g)“Eligible Individual” has the meaning set forth in the CIC Severance Plan.
h)“Good Reason” has the meaning set forth in the CIC Severance Plan.
i)“Grant Date” means the date on which this Award was granted, as set forth in the Grant Notice.
j)“Grant Notice” means the accompanying Grant Notice issued by the Company to Participant on or about the Grant Date.
k)“Participant” means the employee of the Company specified in the Grant Notice.

l)“Release” has the meaning set forth in the CIC Severance Plan.
Capitalized terms used herein without definition have the meanings ascribed to such terms in the Plan. Except where the context clearly implies or indicates the contrary, a word, term, or phrase used in the Plan is similarly used in this Agreement.
2.Award. In consideration of Participant’s past and/or continued employment with the Company or an Affiliate and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, effective as of the Grant Date, the Company hereby grants to Participant the number of RSUs set forth in the Grant Notice on the terms and conditions set forth in the Grant Notice, this Agreement and the Plan. In the event of any inconsistency between the Plan and this Agreement, the terms of the Plan shall control. To the extent vested, each RSU represents the right to receive one Share, subject to the terms and conditions set forth in the Grant Notice, this Agreement and the Plan. Unless and until the RSUs have become vested in the manner set forth in this Agreement, Participant will have no right to receive any Shares or other payments in respect of the RSUs. Prior to settlement of this Award, the RSUs and this Award represent an unsecured obligation of the Company, payable only from the general assets of the Company.
3.Vesting. Except as set forth in Sections 4 and 5, the RSUs shall vest in accordance with the vesting schedule set forth in the Grant Notice. Upon Participant’s Date of Termination prior to the vesting of all of the RSUs (but after giving effect to any accelerated vesting pursuant to Section 4 or 5), any unvested RSUs (and all rights arising from such RSUs and from being a holder thereof, including any Dividend Equivalent Right) will terminate automatically without any further action by the Company and will be forfeited without further notice and for no consideration.
4.Termination of Employment.
a)Termination by the Company without Cause or by Participant for Good Reason. Except as may otherwise be provided in any applicable Service Agreement and subject to Section 5, if Participant’s employment is terminated by the Company without Cause or by Participant for Good Reason, a pro-rata portion of any RSUs that have not vested in accordance with Section 3 as of Participant’s Date of Termination shall vest as of such Date of Termination, subject to Participant’s execution and non-revocation of a Release within 60 days of Participant’s Date of Termination. Such pro-rata portion shall be equal to (i) the number of such unvested RSUs multiplied by (ii) a fraction, the numerator of which is the number of days since the last scheduled vesting date (as set forth in the Grant Notice) that preceded Participant’s Date of Termination during which Participant remained an employee with the Company (or if no scheduled vesting date has occurred, the Grant Date) and the denominator of which is the total number of days between such last scheduled vesting date (or if no scheduled vesting date has occurred, the Grant Date) and the final vesting date of the vesting schedule.
b)Termination due to Death or Disability. Except as may otherwise be provided in any applicable Service Agreement, if Participant’s employment is terminated due to Participant’s death or Disability, all RSUs that have not vested in accordance with Section 3 as of Participant’s Date of Termination shall vest as of such Date of Termination, subject to Participant’s (or Participant’s estate’s or authorized representative’s or the

Designated Beneficiary’s, as applicable) execution and non-revocation of a Release within 60 days of Participant’s Date of Termination.
c)Termination by the Company for Cause; resignation by Participant not for Good Reason. Except as may otherwise be provided in any applicable Service Agreement, if Participant’s employment is terminated by the Company for Cause or due to a resignation by Participant for any reason other than Good Reason, Participant shall forfeit any RSUs that have not vested in accordance with Section 3 as of Participant’s Date of Termination.
5.Change in Control. In the event of a Change in Control, if the Award is assumed or substituted by the Surviving Entity in accordance with Section 10.3 of the Plan (“Assumed”) on the CIC Effective Date, and Participant’s employment is subsequently terminated by the Surviving Entity without Cause or by Participant for Good Reason, in each case, within the 24-month period following the CIC Effective Date, any unvested RSUs shall vest in full as of Participant’s Date of Termination, subject to Participant’s execution and non-revocation of a Release within 60 days of Participant’s Date of Termination. If the Award is not Assumed on the CIC Effective Date, any unvested RSUs shall vest in full on the CIC Effective Date.
6.Settlement. As soon as administratively practicable (and in no event later than 60 days) after the applicable vesting date, the Company shall settle vested RSUs by issuing Participant a number of Shares equal to the number of vested RSUs. The Company, in its sole discretion, may elect to deliver the Shares in either certificate form or in electronic, book-entry form, with such legends or restrictions thereon as the Committee may determine to be necessary or advisable in order to comply with Applicable Law. Participant shall complete and sign any documents and take any additional action that the Company may request to enable it to deliver the Shares to Participant. The value of Shares shall not bear any interest owing to the passage of time. Neither this Section 6 nor any action taken pursuant to or in accordance with this Agreement shall be construed to create a trust or a funded or secured obligation of any kind.
7.Withholding.
a)Any applicable federal, state, local and foreign taxes (including the employee portion of any FICA obligation) (“Withholding Obligation”) arising with respect to the RSUs are the sole responsibility of Participant. Any Withholding Obligation that arises as a result of the payment of cash amounts pursuant to the Dividend Equivalent Right set forth in Section 9 shall be withheld by the Company in cash from the amounts paid. Any Withholding Obligation that arises as a result of the settlement of vested RSUs through the issuance of Shares pursuant to Section 6 shall be settled pursuant to Section 7(b) or 7(c). The Company shall not be obligated to deliver any certificate representing Shares issuable with respect to the RSUs to, or to cause any such Shares to be held in book-entry form by, Participant (or the Designated Beneficiary or the legal representative of the estate of Participant, as applicable) unless and until Participant (or the Designated Beneficiary or the legal representative of the estate of Participant, as applicable) shall have paid or otherwise satisfied in full the Withholding Obligation.
b)By accepting this Agreement, Participant hereby elects, effective on the Grant Date, to sell Shares held by Participant in an amount and at such time as is determined in accordance with this Section 7(b), and to allow the Agent (as defined below) to remit the cash proceeds of such sales to the Company as more specifically set forth below (a “Sell to Cover”) to permit Participant to satisfy the Withholding Obligation to the extent the Withholding Obligation is not otherwise satisfied pursuant to the provisions of Section 7(c) and further acknowledges and agrees to the following provisions:
i.Participant hereby irrevocably appoints the Company’s designated broker E*TRADE Securities LLC, or such other broker as the Company may select, as Participant’s agent (the “Agent”), and authorizes and directs the Agent to:
1.Sell on the open market at the then prevailing market price(s), on Participant’s behalf, as soon as practicable on or after the delivery of Shares in settlement of vested RSUs, the number (rounded up to the next whole number) of Shares sufficient to generate proceeds to cover (A) the satisfaction of the Withholding Obligation arising from the settlement of the vested RSUs to the extent not otherwise satisfied pursuant to Section 7(c) and (B) all applicable fees and commissions due to, or required to be collected by, the Agent with respect thereto;
2.Remit directly to the Company the proceeds necessary to satisfy the Withholding Obligation;
3.Retain the amount required to cover all applicable fees and commissions due to, or required to be collected by, the Agent relating directly to the sale; and
4.Deposit any remaining funds in Participant’s account.
ii.Participant acknowledges that Participant’s election to Sell to Cover and the corresponding authorization and instruction to the Agent set forth in this Section 7(b) is intended to comply with the requirements of Rule 10b5-1(c)(1) under the Exchange Act, and to be interpreted to comply with the requirements of Rule 10b5-1(c) under the Exchange Act (Participant’s election to Sell to Cover and the provisions of this Section 7(b), collectively, the “10b5-1 Plan”). Participant acknowledges that by accepting this Award, Participant is adopting the 10b5-1 Plan to permit Participant to satisfy the Withholding Obligation. Participant hereby authorizes the Company and the Agent to cooperate and communicate with one another to determine the number of Shares that must be sold pursuant to this Section 7(b) to satisfy the Withholding Obligation.
iii.Participant acknowledges that the Agent is under no obligation to arrange for the sale of Shares at any particular price under this 10b5-1 Plan and that the Agent may effect sales as provided in this 10b5-1 Plan in one or more sales and that the average price for executions resulting from bunched orders may be assigned to Participant’s account. In addition, Participant acknowledges that it may not be possible to sell Shares as provided for in this 10b5-1 Plan and in the event of the Agent’s inability to sell Shares,

Participant will continue to be responsible for the Withholding Obligation.
iv.Participant hereby agrees to execute and deliver to the Agent any other agreements or documents as the Agent reasonably deems necessary or appropriate to carry out the purposes and intent of this 10b5-1 Plan. The Agent is a third-party beneficiary of this Section 7(b) and the terms of this 10b5-1 Plan.
v.Participant’s election to Sell to Cover and to enter into this 10b5-1 Plan is irrevocable. This 10b5-1 Plan shall terminate not later than the date on which both (A) the Withholding Obligation arising from the settlement of vested RSUs is satisfied and (B) there are no remaining outstanding RSUs subject to the Award.
m)Alternatively, or in addition to or in combination with the Sell to Cover provided for under Section 7(b), the Company may withhold or Participant may make a payment in respect of the Withholding Obligation in one or more of the forms specified below:
i.By Participant paying such amount to the Company in the form of cash or check;
ii.By the Company deducting such amount from other compensation payable to Participant; or
iii.If authorized by the Committee, by Participant surrendering a net number of Shares otherwise issuable pursuant to the vested RSUs having a then-current aggregate Fair Market Value not exceeding the amount necessary to satisfy the Withholding Obligation based on the maximum statutory withholding rates in Participant’s applicable jurisdictions for federal, state, local and foreign income tax and payroll tax purposes that are applicable to such taxable income.
c)Participant is ultimately liable and responsible for the Withholding Obligation, regardless of any action the Company takes with respect to the Withholding Obligation. The Company makes no representation or undertaking regarding the treatment of any tax withholding in connection with the awarding, vesting or settlement of the RSUs or the subsequent sale of Shares. The Company does not commit and is under no obligation to structure the RSUs to reduce or eliminate Participant’s tax liability.
d)Participant acknowledges that there may be adverse tax consequences upon the receipt, vesting or settlement of this Award or disposition of the underlying Shares and that Participant has been advised, and hereby is advised, to consult a tax advisor. Participant represents that Participant is in no manner relying on the Board, the Committee, the Company or an Affiliate or any of their respective managers, directors, officers, employees or authorized representatives (including attorneys, accountants, consultants, bankers, lenders, prospective lenders and financial representatives) for tax advice or an assessment of such tax consequences.

8.No Stockholder Rights. Participant shall have no voting, dividend, or other stockholder rights in respect of the RSUs granted hereunder or with respect to any Shares that may become deliverable hereunder unless and until such Shares have been issued and delivered to Participant (including through electronic delivery to a brokerage account) and Participant has become the holder of record of such Shares. No adjustments shall be made for dividends in cash or other property, distributions or other rights for which the record date is prior to the date of such issuance, delivery and recordation, except as specifically provided for in the Plan or this Agreement. Except as otherwise provided in the Plan or this Agreement, after such issuance, delivery and recordation, Participant shall have all of the rights of a stockholder with respect to such Shares, including, without limitation, the right to receipt of dividends and distributions on such Shares.
9.Dividend Equivalent Right. Participant shall be entitled to a Dividend Equivalent Right entitling Participant, with respect to each RSU, to receive a cash payment based on the regular cash dividends that would have been paid on a Share during the period between the Grant Date and the date the RSU is settled pursuant to Section 6. All amounts payable as a result of such Dividend Equivalent Right shall be subject to the same terms and conditions, including with respect to vesting, forfeitability and transferability, as the underlying RSU and shall be accumulated and paid to Participant in cash on the date that the underlying RSU is settled in accordance with Section 6. For clarity, if any of the RSUs are forfeited by Participant pursuant to the terms of this Agreement, then Participant shall also forfeit any amount accrued as a result of the Dividend Equivalent Right with respect to such forfeited RSUs. No interest will accrue on the amount payable as a result of the Dividend Equivalent Right between the declaration and payment of the applicable dividends and the payment of such amount.
10.Non-Transferability. The RSUs and the Shares underlying the RSUs may not be sold, pledged, assigned or transferred in any manner other than by will or the laws of descent and distribution or to a Designated Beneficiary in accordance with Section 12, unless and until the Shares underlying the RSUs have been issued, and all restrictions applicable to such Shares have lapsed. Neither the RSUs nor any interest or right therein shall be liable for the debts, contracts or engagements of Participant or Participant’s successors in interest or shall be subject to disposition by transfer, alienation, anticipation, pledge, encumbrance, assignment or any other means, whether such disposition be voluntary or involuntary or by operation of law by judgment, levy, attachment, garnishment or any other legal or equitable proceedings (including bankruptcy), and any attempted disposition thereof shall be null and void and of no effect, except to the extent that such disposition is permitted by the preceding sentence.
11.Compliance with Applicable Law. Notwithstanding any provision of this Agreement to the contrary, the issuance of Shares hereunder will be subject to compliance with all applicable requirements of Applicable Law with respect to such securities. No Shares will be issued hereunder if such issuance would constitute a violation of any Applicable Law. In addition, Shares will not be issued hereunder unless (a) a registration statement under the Securities Act is in effect at the time of such issuance with respect to the Shares to be issued or (b) in the opinion of legal counsel to the Company, the Shares to be issued are permitted to be issued in accordance with the terms of an applicable exemption from the registration requirements of the Securities Act. The inability of the Company to obtain from any regulatory body having jurisdiction the authority, if any, deemed by the Company’s legal counsel to be necessary for the lawful issuance and sale of any Shares hereunder will relieve the Company of any liability in respect of the failure to issue such Shares as to which such requisite authority has not been obtained. As a condition to any issuance of Shares hereunder, the Company may require Participant to satisfy any requirements that may be necessary or appropriate to evidence compliance with any Applicable Law and to make any representation or warranty with respect to such compliance as may be requested by the Company.

12.Heirs, Successors and Assigns; Designated Beneficiary. The Company may assign any of its rights under this Agreement without Participant’s consent. This Agreement shall be binding upon, and inure to the benefit of, the Company and its successors and assigns. If any rights of Participant or benefits distributable to Participant under this Agreement have not been exercised or distributed, respectively, at the time of Participant’s death, such rights shall be exercisable by the Designated Beneficiary, and such benefits shall be distributed to the Designated Beneficiary, in accordance with the provisions of this Agreement and the Plan. If a deceased Participant fails to designate a beneficiary, or if the Designated Beneficiary does not survive Participant, any rights that would have been exercisable by Participant and any benefits distributable to Participant shall be exercised by or distributed to the legal representative of the estate of Participant. If a deceased Participant designates a beneficiary and the Designated Beneficiary survives Participant but dies before the Designated Beneficiary’s exercise of all rights under this Agreement or before the complete distribution of benefits to the Designated Beneficiary under this Agreement, then any rights that would have been exercisable by the Designated Beneficiary shall be exercised by the legal representative of the estate of the Designated Beneficiary, and any benefits distributable to the Designated Beneficiary shall be distributed to the legal representative of the estate of the Designated Beneficiary.
13.Administration. The authority to manage and control the operation and administration of this Agreement shall be vested in the Board or the Committee, and the Board or the Committee shall have all powers with respect to this Agreement as it has with respect to the Plan, including with respect to delegation. Any interpretation of this Agreement and any decision made by the Board or the Committee, or its respective delegate, with respect to this Agreement is final and binding on all persons.
14.Plan Governs. Notwithstanding anything in this Agreement to the contrary, the terms of this Agreement shall be subject to the terms of the Plan, a copy of which may be obtained by Participant from the office of the General Counsel of the Company, and this Agreement is subject to all interpretations, amendments, rules and regulations promulgated by the Board or the Committee from time to time pursuant to the Plan. For clarity, if Participant participates in the CIC Severance Plan, nothing in this Agreement is intended to supersede any provisions of the CIC Severance Plan, including without limitation the definitions of “Cause,” “Disability” and “Good Reason” therein, and in the event of any conflict between this Agreement and the CIC Severance Plan, the provisions of the CIC Severance Plan shall control.
15.Fractional Shares. Notwithstanding anything to the contrary, the Company shall not be obligated to issue a fraction of a Share upon settlement of the RSUs or accept a fraction of a Share in payment of any Withholding Obligation; rather, the Company shall be entitled to round up or down to the next whole number of Shares or to provide or require that Participant provide, as applicable, a cash payment (or deduct an amount from other cash compensation payable to Participant) equal to the Fair Market Value of such fractional Share as is necessary to effect the issuance and acceptance of only whole Shares.
16.Not An Employment Contract; No Right to Continued Employment, Service or Awards. The Award will not confer on Participant any right with respect to continuance of employment or other service with the Company or any Subsidiary or Affiliate, or any other entity, nor will it interfere in any way with any right the Company or any Subsidiary or Affiliate, or any other entity, would otherwise have to terminate or modify the terms of Participant’s employment or service at any time. Unless otherwise provided in a Service Agreement or by applicable law, Participant’s employment by the Company or any Subsidiary or Affiliate shall be on an at-will basis, and the employment relationship may be terminated at any time by either Participant or the Company or any such Subsidiary or Affiliate for any reason whatsoever, with or without cause or notice. Any question as to whether and when there has been a termination of such employment, and the cause of such termination, shall be determined by the Committee or its delegate, and such determination shall be final, conclusive and binding for all purposes. The grant of the RSUs is a one-time benefit that was made at the sole discretion of the Company and does not create any contractual or other right to receive a grant of Awards or benefits in lieu of Awards in the future, including any adjustment to wages, overtime, benefits or other compensation. Any future Awards will be granted at the sole discretion of the Company.
17.Notices. Any written notices provided for in this Agreement or the Plan shall be in writing and shall be deemed sufficiently given if either hand delivered or if sent by fax or overnight courier, or by postage paid first class mail. Notices sent by mail shall be deemed received three business days after mailing but in no event later than the date of actual receipt. Notices shall be directed, if to Participant, at Participant’s address indicated by the Company’s records, or if to the Company, at the Company’s principal executive office, Attention: General Counsel.
18.Agreement to Furnish Information. Participant agrees to furnish to the Company all information requested by the Company to enable it to comply with any reporting or other requirement imposed upon the Company by or under any Applicable Law.
19.Entire Agreement; Amendment. This Agreement (which, for clarity, includes the Grant Notice, the Plan and the provisions of the CIC Severance Plan referenced herein (without regard to whether Participant is an Eligible Individual under the CIC Severance Plan)), constitutes the entire agreement of the parties with regard to the subject matter hereof, and contains all the covenants, promises, representations, warranties and agreements between the parties with respect to the RSUs granted hereby; provided that the terms of this Agreement shall not modify and shall be subject to the terms and conditions of any Service Agreement (including the CIC Severance Plan if Participant is an Eligible Individual under the CIC Severance Plan), in each case, in effect as of the date a determination is to be made under this Agreement. Without limiting the scope of the preceding sentence, except as provided therein, all prior understandings and agreements, if any, among the parties hereto relating to the subject matter hereof are hereby null and void and of no further force and effect. The Committee may, in its sole discretion, amend this Agreement from time to time in any manner that is not inconsistent with the Plan; provided that except as otherwise provided in the Plan or this Agreement, any such amendment that materially impairs the rights of Participant shall be effective only if it is in writing and signed by both Participant and an authorized officer of the Company.
20.Severability and Waiver. If a court of competent jurisdiction determines that any provision of this Agreement is invalid or unenforceable, then the invalidity or unenforceability of such provision shall not affect the validity or enforceability of any other provision of this Agreement, and all other provisions shall remain in full force and effect. Waiver by any party of any breach of this Agreement or failure to exercise any right hereunder shall not be deemed to be a waiver of any other breach or right. The failure of any party to take action by reason of such breach or to exercise any such right shall not deprive the party of the right to take action at any time while or after such breach or condition giving rise to such right continues.
21.Company Recoupment of Awards. Participant’s rights with respect to this Award shall in all events be subject to (a) any right that the Company may have under the Company’s Clawback Policy, Recoupment Policy or similar policies (each as amended from time to time) or other agreement or arrangement with Participant, and (b) any right or obligation that the Company may have regarding the clawback of “incentive-based compensation” under Section 10D of the Exchange Act and any applicable rules and regulations promulgated thereunder from time to time by the Securities and Exchange Commission or any other Applicable Law. Participant’s acceptance of this Award will constitute Participant’s acknowledgment of and consent to the Company’s application, implementation and enforcement of the Company’s Clawback Policy, Recoupment Policy or similar policies (each as amended from time to time), as applicable (whether through clawback, cancellation, recoupment, rescission, payback, reduction or other similar action in accordance therewith), that may apply to Participant and this Award, whether adopted before or after the Effective Date or Grant Date, and any Applicable Law relating to clawback, cancellation, recoupment, rescission, payback or reduction of compensation or other similar action, and Participant’s agreement that the Company may take any actions that may be necessary to effectuate any such policy or Applicable Law, without further consideration or action.
22.Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED THEREIN, EXCLUSIVE OF THE CONFLICT OF LAWS PROVISIONS OF DELAWARE LAW.
23.Conformity to Securities Laws. Participant acknowledges that this Agreement is intended to conform to the extent necessary with all Applicable Laws, including, without limitation, the provisions of the Securities Act and the Exchange Act, and any and all regulations and rules promulgated thereunder by the Securities and Exchange Commission and state securities laws and regulations. Notwithstanding anything herein to the contrary, the RSUs shall be administered, granted and settled only in such a manner as to conform to Applicable Law. To the extent permitted by Applicable Law and the Plan, this Agreement shall be deemed amended to the extent necessary to conform to Applicable Law.
24.Headings; References; Interpretation. The words “hereof,” “herein” and “hereunder” and words of similar import, when used in this Agreement, shall refer to this Agreement as a whole and not to any particular provision of this Agreement. All references herein to Sections shall, unless the context requires a different construction, be deemed to be references to the Sections of this Agreement. The word “or” as used herein is not exclusive and is deemed to have the meaning “and/or.” All references to “including” shall be construed as meaning “including without limitation.” Unless the context requires otherwise, all references herein to a law, agreement, instrument or other document shall be deemed to refer to such law, agreement, instrument or other document as amended, supplemented, modified and restated from time to time to the extent permitted by the provisions thereof. Whenever the context may require, the singular form of nouns and pronouns shall include the plural and vice versa. Neither this Agreement nor any uncertainty or ambiguity herein shall be construed or resolved against any party hereto, whether under any rule of construction or otherwise. On the contrary, this Agreement has been reviewed by each of the parties hereto and shall be construed and interpreted according to the ordinary meaning of the words used so as to fairly accomplish the purposes and intentions of the parties hereto.
25.Section 409A of the Code. The Plan, this Agreement and Awards are intended to comply with or be exempt from the applicable requirements of Section 409A of the Code and shall be limited, construed and interpreted in accordance with such intent. To the extent that any Award is subject to Section 409A of the Code, it shall be paid in a manner that will comply with Section 409A of the Code, including proposed, temporary or final regulations or any other guidance issued by the Secretary of the Treasury and the Internal Revenue Service with respect thereto. Notwithstanding anything herein to the contrary, any provision in the Plan or this Agreement that is inconsistent with Section 409A of the Code shall be deemed to be amended to comply with or be exempt from Section 409A of the Code and, to the extent such provision cannot be amended to comply therewith or be exempt therefrom, such provision shall be null and void. Notwithstanding any contrary provision in the Plan or this Agreement, any payment(s) of “nonqualified deferred compensation” (within the meaning of Section 409A of the Code) that are otherwise required to be made under the Plan or this Agreement to a “specified employee” (as defined under Section 409A of the Code) as a result of such employee’s separation from service (other than a payment that is not subject to Section 409A of the Code) shall be delayed for the first six months following such separation from service (or, if earlier, until the date of death of the specified employee) and shall instead be paid (in a manner set forth in this Agreement) upon expiration of such delay period. If the Award includes a “series of installment payments” (within the meaning of Section 1.409A-2(b)(2)(iii) of the Treasury Regulations), Participant’s right to the series of installment payments shall be treated as a right to a series of separate payments and not as a right to a single payment, and if the Award includes “dividend equivalents” (within the meaning of Section 1.409A-3(e) of the Treasury Regulations), Participant’s payments pursuant to the Dividend Equivalent Right shall be treated separately from the right to other amounts under the Award. Notwithstanding the foregoing, the Company and its Affiliates make no representations that the RSUs provided under this Agreement are exempt from or compliant with Section 409A of the Code and in no event shall the Company or any Affiliate be liable for all or any portion of any taxes, penalties, interest or other expenses that may be incurred by Participant on account of non-compliance with Section 409A of the Code.
26.Electronic Acceptance. In lieu of receiving documents in paper format, Participant agrees, to the fullest extent permitted by Applicable Law, to accept electronic delivery of any documents that the Company may be required to deliver (including, but not limited to, prospectuses, prospectus supplements, grant or award notifications and agreements, account statements, annual and quarterly reports and all other forms of communications) in connection with this and any other Award made or offered by the Company. Participant hereby consents to any and all procedures the Company has established or may establish for an electronic signature system for delivery and acceptance of any such documents that the Company may be required to deliver, and agrees that Participant’s electronic signature is the same as, and shall have the same force and effect as, Participant’s manual signature. By logging into and accepting this Agreement through Participant’s account with the Agent, Participant (a) understands, represents, acknowledges and agrees to be bound by this Agreement as if Participant had manually signed this Agreement, (b) agrees that the Agent or its designee shall obtain and retain custody of the Shares issuable upon settlement of vested RSUs until such time as the Withholding Obligation has been satisfied, (c) elects to conduct a Sell to Cover to satisfy the Withholding Obligation in accordance with Section 7(b), (d) represents and warrants that (i) Participant has carefully reviewed Section 7(b), (ii) Participant is not subject to any legal, regulatory or contractual restriction that would prevent the Agent from conducting sales and does not have, and will not attempt to exercise, authority, influence or control over any sales of Shares effected by the Agent, (iii) as of the date Participant accepts this Agreement, Participant is not aware or in possession of any material, nonpublic information with respect to the Company or its Affiliates or any of their respective securities and (iv) Participant’s election to conduct Sell to Cover in accordance with Section 7(b) to satisfy the Withholding Obligation is being adopted in good faith and not as part of a plan or scheme to evade the prohibitions of Rule 10b5-1 under the Exchange Act. In the event that Participant does not accept this Agreement through the Agent’s online grant acceptance system within 90 days of the Grant Date, the Company shall have the option, but not the obligation, to cancel and revoke the Award represented by this Agreement, and the Award shall be forfeited by Participant without any further consideration.
n)[Remainder of Page Intentionally Blank]
10